Exhibit 99.1
Alan Cohen
Senior Vice President, Marketing and Public Relations
Office (787) 729-8256
alan.cohen@firstbankpr.com
FIRST BANCORP ANNOUNCES PAYMENT OF PREFERRED DIVIDENDS
San Juan, Puerto Rico, August 3, 2007 — First BanCorp (NYSE:FBP) announced today that the Board of Directors of First BanCorp has declared the next payment of dividends on First BanCorp’s Series A through E Preferred shares.
The estimated dividend amounts per share, record dates and payment dates for the Series A through E Preferred Shares are:

Series	$Per/share	Record Date	Payment Date
A	0.1484375	August 29, 2007	August 31, 2007
B	0.17395833	August 15, 2007	August 31, 2007
C	0.1541666	August 15, 2007	August 31, 2007
D	0.15104166	August 15, 2007	August 31, 2007
E	0.14583333	August 15, 2007	August 31, 2007
Approval was obtained as a part of First BanCorp’s previously announced agreement with the Board of Governors of the Federal Reserve System.
About First BanCorp
First BanCorp is the parent corporation of FirstBank Puerto Rico, a state-chartered commercial bank with operations in Puerto Rico, the Virgin Islands and Florida; of FirstBank Insurance Agency; and of Ponce General Corporation. First BanCorp, FirstBank Puerto Rico and FirstBank Florida, formerly Unibank, the thrift subsidiary of Ponce General, all operate within U.S. banking laws and regulations. The Corporation operates a total of 153 financial services facilities throughout Puerto Rico, the U.S. and British Virgin Islands, and Florida. Among the subsidiaries of FirstBank Puerto Rico are Money Express, a finance company; First Leasing and Car Rental, a car and truck rental leasing company; and FirstMortgage, a mortgage origination company. In the U.S. Virgin Islands,

FirstBank operates First Insurance VI, an insurance agency and First Express, a small loan company. First BanCorp’s common and preferred shares trade on the New York Stock Exchange under the symbols FBP, FBPPrA, FBPPrB, FBPPrC, FBPPrD and FBPPrE.
Safe Harbor
This press release may contain “forward-looking statements” concerning the Corporation’s future economic performance. The words or phrases “expect,” “anticipate,” “look forward,” “should,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of the Private Securities Litigation reform Act of 1995.
The Corporation wishes to caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and to advise readers that various factors, including the Corporation’s ability to file the required quarterly information so that the Corporation can return to compliance with the reporting requirements under the Securities Exchange Act of 1934, the completion of the sale of shares of common stock to Scotiabank, which is conditioned on, among other things, regulatory approvals, the ability to finalize the settlement of the shareholder litigation and to settle the SEC inquiry relating to First BanCorp’s recent restatement of its financial statements, interest rate risk relating to the secured loans to Doral and R&G Financial, the continued repayment by Doral and R&G Financial of their outstanding loans, the impact on net income of the reduction in net interest income resulting from the repayment of a significant amount of the commercial loans to Doral, the impact of the consent orders on the Corporation’s future operations and results, the Corporation’s ability to continue to implement the terms of the consent orders, FirstBank’s ability to issue brokered certificates of deposit, its liquidity, the ability to fund operations, changes in the interest rate environment, regional and national economic conditions, competitive and regulatory factors and legislative changes, could affect the Corporation’s financial performance and could cause the Corporation’s actual results for future periods to differ materially from those anticipated or projected. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward- looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements.
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